INTELLECTUAL PROPERTY SECURITY AGREEMENT

This Intellectual Property Security Agreement (the "Agreement") is made as of May 16, 2003, by and between SOUTHWALL TECHNOLOGIES, INC., a Delaware corporation ("Grantor"), and PACIFIC BUSINESS FUNDING, a division of Cupertino National Bank, a Federal chartered bank ("Secured Party").

RECITALS

    Secured Party has agreed to make certain advances of money and to extend certain financial accommodations to Grantor (the "Loans") in the amounts and manner set forth in that certain Domestic Factoring Agreement dated as of May 16, 2003, as amended from time to time (the "Credit Agreement;" all capitalized terms used herein without definition shall have the meanings ascribed to them in the Credit Agreement).
    Secured Party is willing to make the Loans to Grantor, but only upon the condition, among others, that Grantor shall grant to Secured Party a security interest in all of Grantor's right title, and interest in, to and under all of the Collateral whether presently existing or hereafter acquired.

NOW, THEREFORE, THE PARTIES HERETO AGREE AS FOLLOWS:

    Grant of Security Interest. As collateral security for the prompt and complete payment and performance of all of Grantor's present or future indebtedness, obligations and liabilities to Secured Party, Grantor hereby grants a security interest and mortgage to Secured Party, as security, in and to Grantor's entire right, title and interest in, to and under all of its intellectual property, including without limitation the following (all of which shall collectively be called the "Collateral"):
      Any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held, including without limitation those set forth on Exhibit A attached hereto (collectively, the "Copyrights");
      Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;
      Any and all design rights which may be available to Grantor now or hereafter existing, created, acquired or held;
      All patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, including without limitation the patents and patent applications set forth on Exhibit B attached hereto (collectively, the "Patents");
      Any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Grantor connected with and symbolized by such trademarks, including without limitation those set forth on Exhibit C attached hereto (collectively, the "Trademarks");
      Any and all claims for damages by way of past, present and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;
      All licenses or other rights to use any of the Copyrights, Patents or Trademarks, and all license fees and royalties arising from such use to the extent permitted by such license or rights;
      All amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents; and
      All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.
    Covenants and Warranties. Grantor represents, warrants, covenants and agrees as follows:
      Grantor is now the sole owner of the Collateral, except for licenses granted by Grantor to its customers in the ordinary course of business;
      Except as set forth in the Schedule, Grantor's rights as a licensee of intellectual property do not give rise to more than five percent (5%) of its gross revenue in any given month, including without limitation revenue derived from the sale, licensing, rendering or disposition of any product or service;
      Performance of this Agreement does not conflict with or result in a breach of any agreement to which Grantor is party or by which Grantor is bound;
      During the term of this Agreement, Grantor will not transfer or otherwise encumber any interest in the Collateral, except for licenses granted by Grantor in the ordinary course of business or as set forth in this Agreement;
      To its knowledge, each of the Patents is valid and enforceable, and no part of the Collateral has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the Collateral violates the rights of any third party;
      Grantor shall deliver to Secured Party within thirty (30) days of the last day of each fiscal quarter, a report signed by Grantor, in form reasonably acceptable to Secured Party, listing any applications or registrations that Grantor has made or filed in respect of any patents, copyrights or trademarks and the status of any outstanding applications or registrations. Grantor shall promptly advise Secured Party of any material change in the composition of the Collateral, including but not limited to any subsequent ownership right of the Grantor in or to any Trademark, Patent or Copyright not specified in this Agreement;
      Grantor shall (i) protect, defend and maintain the validity and enforceability of the Trademarks, Patents and Copyrights (ii) use reasonable efforts to detect infringements of the Trademarks, Patents and Copyrights and promptly advise Secured Party in writing of material infringements detected and (iii) not allow any Trademarks, Patents or Copyrights to be abandoned, forfeited or dedicated to the public without the written consent of Secured Party, which shall not be unreasonably withheld;
      Grantor shall register or cause to be registered (to the extent not already registered) with the United States Patent and Trademark Office or the United States Copyright Office, as the case may be, those registerable intellectual property rights now owned or hereafter developed or acquired by Grantor to the extent that Grantor, in its reasonable business judgment, deems it appropriate to so protect such intellectual property rights
      Grantor shall promptly give Secured Party written notice of any applications or registrations of intellectual property rights filed with the United States Patent and Trademark Office, including the date of such filing and the registration or application numbers, if any. Grantor shall (i) give Secured Party not less than 30 days prior written notice of the filing of any applications or registrations with the United States Copyright Office, including the title of such intellectual property rights to be registered, as such title will appear on such applications or registrations, and the date such applications or registrations will be filed, and (ii) prior to the filing of any such applications or registrations, shall execute such documents as Secured Party may reasonably request for Secured Party to maintain its perfection in such intellectual property rights to be registered by Grantor, and upon the request of Secured Party, shall file such documents simultaneously with the filing of any such applications or registrations. Upon filing any such applications or registrations with the United States Copyright Office, Grantor shall promptly provide Secured Party with (i) a copy of such applications or registrations, without the exhibits, if any, thereto, (ii) evidence of the filing of any documents requested by Secured Party to be filed for Secured Party to maintain the perfection and priority of its security interest in such intellectual property rights, and (iii) the date of such filing.
      This Agreement creates, and in the case of after acquired Collateral, this Agreement will create at the time Grantor first has rights in such after acquired Collateral, in favor of Secured Party a valid and perfected first priority security interest in the Collateral in the United States securing the payment and performance of the obligations evidenced by the Credit Agreement;
      All information heretofore, herein or hereafter supplied to Secured Party by or on behalf of Grantor with respect to the Collateral is accurate and complete in all material respects;
      Grantor shall not enter into any agreement that would materially impair or conflict with Grantor's obligations hereunder without Secured Party's prior written consent, which consent shall not be unreasonably withheld. Grantor shall not permit the inclusion in any material contract to which it becomes a party of any provisions that could or might in any way prevent the creation of a security interest in Grantor's rights and interests in any property included within the definition of the Collateral acquired under such contracts; and
      Upon any executive officer of Grantor obtaining actual knowledge thereof, Grantor will promptly notify Secured Party in writing of any event that materially adversely affects the value of any Collateral, the ability of Grantor to dispose of any Collateral or the rights and remedies of Secured Party in relation thereto, including the levy of any legal process against any of the Collateral.
    Secured Party's Rights. Secured Party shall have the right, but not the obligation, to take, at Grantor's sole expense, any actions that Grantor is required under this Agreement to take but which Grantor fails to take, after fifteen (15) days' written notice to Grantor. Grantor shall reimburse and indemnify Secured Party for all reasonable costs and reasonable expenses incurred in the reasonable exercise of its rights under this section 3.
    Inspection Rights. Grantor hereby grants to Secured Party and its employees, representatives and agents the right to visit, during reasonable hours upon prior reasonable written notice to Grantor, any of Grantor's plants and facilities that manufacture, install or store products (or that have done so during the prior six-month period) that are sold utilizing any of the Collateral, and to inspect the products and quality control records relating thereto upon reasonable written notice to Grantor and as often as may be reasonably requested.
    Further Assurances; Attorney in Fact.
      On a continuing basis, Grantor will make, execute, acknowledge and deliver, and file and record in the proper filing and recording places in the United States, all such instruments, including appropriate financing and continuation statements and collateral agreements and filings with the United States Patent and Trademark Office and the Register of Copyrights, and take all such action as may reasonably be deemed necessary or advisable, or as requested by Secured Party, to perfect Secured Party's security interest in all Copyrights, Patents and Trademarks and otherwise to carry out the intent and purposes of this Agreement, or for assuring and confirming to Secured Party the grant or perfection of a security interest in all Collateral.
      Grantor hereby irrevocably appoints Secured Party as Grantor's attorney-in-fact, with full authority in the place and stead of Grantor and in the name of Grantor, from time to time in Secured Party's discretion, to take any action and to execute any instrument which Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including (i) to modify, in its sole discretion, this Agreement without first obtaining Grantor's approval of or signature to such modification by amending Exhibit A, Exhibit B and Exhibit C, hereof, as appropriate, to include reference to any right, title or interest in any Copyrights, Patents or Trademarks acquired by Grantor after the execution hereof or to delete any reference to any right, title or interest in any Copyrights, Patents or Trademarks in which Grantor no longer has or claims any right, title or interest, (ii) to file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of Grantor where permitted by law and (iii) after the occurrence of an Event of Default, to transfer the Collateral into the name of Secured Party or a third party to the extent permitted under the California Uniform Commercial Code.
    Events of Default. The occurrence of any of the following shall constitute an Event of Default under the Agreement:
      An Event of Default occurs under the Credit Agreement; or
      Grantor breaches any warranty or agreement made by Grantor in this Agreement and, as to any breach that is capable of cure, Grantor fails to cure such breach within five (5) days of the occurrence of such breach.
    Remedies. Upon the occurrence and continuance of an Event of Default, Secured Party shall have the right to exercise all the remedies of a secured party under the California Uniform Commercial Code, including without limitation the right to require Grantor to assemble the Collateral and any tangible property in which Secured Party has a security interest and to make it available to Secured Party at a place designated by Secured Party. Secured Party shall have a nonexclusive, royalty free license to use the Copyrights, Patents and Trademarks to the extent reasonably necessary to permit Secured Party to exercise its rights and remedies upon the occurrence of an Event of Default. Grantor will pay any expenses (including reasonable attorneys' fees) incurred by Secured Party in connection with the exercise of any of Secured Party's rights hereunder, including without limitation any expense incurred in disposing of the Collateral. All of Secured Party's rights and remedies with respect to the Collateral shall be cumulative.
    Indemnity. Grantor agrees to defend, indemnify and hold harmless Secured Party and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Agreement, and (b) all losses or expenses in any way suffered, incurred, or paid by Secured Party as a result of or in any way arising out of, following or consequential to transactions between Secured Party and Grantor, whether under this Agreement or otherwise (including without limitation reasonable attorneys' fees and reasonable expenses), except for losses arising from or out of Secured Party's gross negligence or willful misconduct.
    Course of Dealing. No course of dealing, nor any failure to exercise, nor any delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof.
    Attorneys' Fees. If any action relating to this Agreement is brought by either party hereto against the other party, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements.
    Amendments. This Agreement may be amended only by a written instrument signed by both parties hereto.
    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute the same instrument.
    California Law and Jurisdiction; Jury Waiver. This Agreement shall be governed by the laws of the State of California, without regard for choice of law provisions. Grantor and Secured Party consent to the exclusive jurisdiction of any state or federal court located in Santa Clara County, California. GRANTOR AND SECURED PARTY EACH WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THE CREDIT AGREEMENT, THIS AGREEMENT, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.
GRANTOR:
Address of Grantor:	SOUTHWALL TECHNOLOGIES INC.
3975 East Bayshore Road Palo Alto, CA 94303	By: /s/ Michael E. Seifert
Its: SVP & CFO
Attn:

SECURED PARTY
Address of Secured Party:	PACIFIC BUSINESS FUNDING
20195 Stevens Creek Blvd., Suite #220 Cupertino, CA 95014	By: /s/ Melvin L. Robbins
Its: Sr. Vice President
Attn:

EXHIBIT A

Copyrights
Description	Registration Number	Registration Date

EXHIBIT B

Patents
Description	Registration/Serial Number	Registration/Application Date

EXHIBIT C

Trademarks
Description	Registration/Application Number	Registration/Application Date